Exhibit 99.1

DELPHI REPORTS THIRD QUARTER 2013 FINANCIAL RESULTS

Highlights include:

•	Third quarter U.S. GAAP diluted earnings per share of $0.87 compared to $0.84 in the prior year; Year-to-date diluted earnings per share of $2.92 compared to $2.89 in the prior year

•
Excluding special items, third quarter earnings of $0.97 per diluted share, an increase of 15% compared to $0.84 per diluted share in the prior year; Year-to-date diluted earnings of $3.28 compared to $2.93 per diluted share in the prior year

•
Third quarter Adjusted Operating Income and Adjusted Operating Income margin of $428 million and 10.7%, compared with $370 million and 10.1% for the same period in 2012; Year-to-date Adjusted Operating Income and Adjusted Operating Income margin of $1,372 million and 11.2%, compared with $1,316 million and 11.2% for the same period in 2012

•
Third quarter Adjusted EBITDA and Adjusted EBITDA margin of $566 million and 14.1%, compared with $483 million and 13.2% for the same period in 2012; Year-to-date Adjusted EBITDA and Adjusted EBITDA margin of $1,773 million and 14.4%, compared with $1,656 million and 14.1% for the same period in 2012

•	Third quarter revenue of $4.0 billion, up 10% over the same period in 2012; up 3% adjusted for the impacts of currency, commodities, acquisitions and divestitures

•	Generated year-to-date operating cash flow of $1,070 million

•	Executed $120 million of share repurchases in the third quarter of 2013; share repurchases year-to-date of $362 million

GILLINGHAM, England - Delphi Automotive PLC (NYSE: DLPH), a leading global vehicle components manufacturer, today reported third quarter 2013 revenues of $4.0 billion, an increase of 10% from the prior year period, reflecting continued strong growth in Asia and North America. Adjusted for the impacts of currency exchange, commodity movements, acquisitions and divestitures, revenue increased by 3% in the third quarter.
The Company reported third quarter U.S. GAAP net income of $271 million and earnings of $0.87 per diluted share, compared to $269 million and $0.84 per diluted share in the prior year period. The current year quarterly U.S. GAAP results include special items consisting of restructuring-related charges and acquisition-related integration costs. Excluding these special items, the Company reported adjusted third quarter earnings of $302 million, or $0.97 per diluted share, compared to adjusted earnings of $271 million, or $0.84 per diluted share in the prior year period.

Exhibit 99.1

"Overall we had a great quarter. Although we remain cautious, the European market seems to be stabilizing," said Rodney O'Neal, chief executive officer and president. "I continue to be optimistic about Delphi's future."

Third Quarter 2013 Results
The Company reported third quarter 2013 revenue of $4.0 billion, an increase of 3% compared to the third quarter of 2012, adjusting for currency exchange, commodity movements, acquisitions and divestitures. This reflects growth of 10% in Asia and 9% in North America, offset by declines of 5% in Europe and 2% in South America.
Third quarter net income excluding restructuring, acquisition-related integration costs, and losses on extinguishment of debt ("Adjusted Net Income"), totaled $302 million, or $0.97 per diluted share, which includes the unfavorable impact of an increased effective tax rate and the favorable impact of a reduced share count. Adjusted Net Income in the prior year period was $271 million, or $0.84 per diluted share.
Third quarter earnings before interest expense, other income (expense), income tax expense, equity income, restructuring and acquisition integration costs ("Adjusted Operating Income") was $428 million, compared to $370 million in the prior year period. Adjusted Operating Income margin was 10.7% in the third quarter of 2013, an increase of 60 basis points compared with 10.1% in the prior year period.
Third quarter earnings before depreciation and amortization, interest expense, other income (expense), income tax expense, equity income, restructuring and acquisition integration costs (“Adjusted EBITDA”) was $566 million, compared to $483 million in the prior year period. Adjusted EBITDA margin increased 90 basis points in the third quarter of 2013 to 14.1%, compared with 13.2% in the prior year period. The increase in Adjusted EBITDA reflects the continued strong performance of our businesses in Asia and North America as well as the increased earnings from the acquisition of the Motorized Vehicles Division ("MVL"), partially offset by continued sales declines in Europe.
Interest expense for the third quarter totaled $34 million compared to $32 million in the prior year period. Tax expense in the third quarter of 2013 was $72 million, resulting in a U.S. GAAP effective tax rate of approximately 20%, compared to $52 million, or an effective rate of 15%, in the prior year period. The increase is primarily the result of the geographic mix of pretax earnings and an increase in discrete tax items, including the impacts of tax law changes, of approximately $10 million.
The Company generated net cash flow from operating activities of $398 million in the third quarter of 2013, compared to $414 million in the prior year period.

Year-to-Date 2013 Results
For the nine months ended September 30, 2013, the Company reported revenue of $12.3 billion, a decrease of 1% compared to the nine months ended September 30, 2012, adjusting for currency exchange, commodity movements, acquisitions and divestitures. This reflects growth of 9% in Asia, 4% in North America and 6% in South America, offset by a decline in Europe of 10%.
For the 2013 year-to-date period, Adjusted Net Income totaled $1,026 million, or $3.28 per diluted share, which includes the favorable impacts of a lower effective tax rate and reduced share count. Adjusted Net Income in the prior year period was $954 million, or $2.93 per diluted share.
The Company reported Adjusted Operating Income of $1,372 million for the nine months ended September 30, 2013, compared to $1,316 million in the prior year period. Adjusted Operating Income margin was 11.2% in the nine months ended September 30, 2013, compared with 11.2% in the prior year period.

Exhibit 99.1

For the nine months ended September 30, 2013, Adjusted EBITDA was $1,773 million, compared to $1,656 million in the prior year period. Adjusted EBITDA margin was 14.4% for the nine months ended September 30, 2013, compared with 14.1% in the prior year period. The increase in Adjusted EBITDA reflects the increased earnings from the acquisition of MVL, partially offset by sales declines in Europe.
Interest expense for the nine months ended September 30, 2013 totaled $106 million, comparable to $100 million in the prior year period. Additionally, the first quarter of 2013 included a net loss on retirement of debt totaling $39 million. Tax expense for the year-to-date 2013 was $182 million, resulting in a U.S. GAAP effective tax rate of approximately 16%, compared to $227 million, or an effective rate of 19%, in the prior year period. The improvement in 2013 primarily reflects the geographic mix of lower pretax earnings and tax planning initiatives.
The Company generated net cash flow from operating activities of $1,070 million in the nine months ended September 30, 2013, compared to $1,168 million in the prior year period. As of September 30, 2013, the Company had cash and cash equivalents of $1.1 billion and access to $1.5 billion in undrawn committed revolving bank facilities, and total debt of $2.4 billion.

Share Repurchase Program
During the third quarter of 2013, Delphi repurchased 2.12 million shares for approximately $120 million under its existing authorized share repurchase program, leaving approximately $285 million available for future share repurchases. Year-to-date, the Company has repurchased 7.42 million shares for approximately $362 million. All repurchased shares were retired, and are reflected as a reduction of ordinary share capital for the par value of the shares, with the excess applied as reductions to additional paid-in capital and retained earnings.

Full Year 2013 Outlook
The Company's full year 2013 financial guidance is as follows:

(in millions, except per share amounts)	Previous Full Year 2013	Current Full Year 2013
Adjusted Earnings Per Share	$4.22 - $4.45	$4.25 - $4.35
Adjusted EBITDA	$2,350 - $2,425	$2,350 - $2,370
Adjusted EBITDA Margin	14.4% - 14.7%	14.4% - 14.5%
Revenue	$16,300 - $16,500	$16,300 - $16,400
Cash Flow Before Financing	$1,000	$1,000
Capital Expenditures	$750	$700
Adjusted Effective Tax Rate	18%	18%
Share Count - Diluted	313	312

Conference Call and Webcast
The Company will host a conference call to discuss these results at 9:00 a.m. (ET) today, which is accessible by dialing 888.486.0553 (US domestic) or 706.634.4982 (international) or through a webcast at http://investor.delphi.com/. The conference ID number is 77004481. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company's website. A replay will be available two hours following the conference call.

Exhibit 99.1

Use of Non-GAAP Financial Information
This press release contains information about Delphi's financial results which are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Delphi
Delphi Automotive PLC (NYSE: DLPH) is a leading global supplier of electronics and technologies for automotive, commercial vehicle and other market segments. Operating major technical centers, manufacturing sites and customer support facilities in 32 countries, Delphi delivers real-world innovations that make products smarter and safer as well as more powerful and efficient. Connect to innovation at www.delphi.com.

FORWARD-LOOKING STATEMENTS
This press release, as well as other statements made by Delphi Automotive PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company's current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company's operations and business environment, which may cause the actual results of the Company to be materially different from any future results.  All statements that address future operating, financial or business performance or the Company's strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's filings with the Securities and Exchange Commission.  New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company.  It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.
# # #

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(in millions, except per share amounts)		(in millions, except per share amounts)
Net sales	$4,017	$3,663	$12,281	$11,752
Operating expenses:
Cost of sales	3,338	3,058	10,141	9,703
Selling, general and administrative	228	215	699	673
Amortization	27	20	79	60
Restructuring	37	3	95	17
Total operating expenses	3,630	3,296	11,014	10,453
Operating income	387	367	1,267	1,299
Interest expense	(34)	(32)	(106)	(100)
Other income (expense), net	4	3	(25)	15
Income before income taxes and equity income	357	338	1,136	1,214
Income tax expense	(72)	(52)	(182)	(227)
Income before equity income	285	286	954	987
Equity income, net of tax	8	6	26	18
Net income	293	292	980	1,005
Net income attributable to noncontrolling interest	22	23	66	64
Net income attributable to Delphi	$271	$269	$914	$941
Diluted net income per share:
Diluted net income per share attributable to Delphi	$0.87	$0.84	$2.92	$2.89
Weighted average number of diluted shares outstanding	310.62	321.28	312.87	325.28

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
CONSOLIDATED BALANCE SHEETS

	September 30, 2013	December 31, 2012
	(unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,053	$1,105
Restricted cash	5	8
Accounts receivable, net	2,856	2,425
Inventories	1,233	1,066
Other current assets	640	623
Total current assets	5,787	5,227
Long-term assets:
Property, net	2,982	2,860
Investments in affiliates	217	231
Intangible assets, net	742	803
Goodwill	485	473
Other long-term assets	598	582
Total long-term assets	5,024	4,949
Total assets	$10,811	$10,176
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$59	$140
Accounts payable	2,504	2,278
Accrued liabilities	1,294	1,241
Total current liabilities	3,857	3,659
Long-term liabilities:
Long-term debt	2,359	2,324
Pension benefit obligations	909	929
Other long-term liabilities	463	434
Total long-term liabilities	3,731	3,687
Total liabilities	7,588	7,346
Commitments and contingencies
Total Delphi shareholder's equity	2,746	2,345
Noncontrolling interest	477	485
Total shareholders’ equity	3,223	2,830
Total liabilities and shareholders’ equity	$10,811	$10,176

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
	2013	2012
	(in millions)
Cash flows from operating activities:
Net income	$980	$1,005
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	401	340
Deferred income taxes	23	18
Income from equity method investments, net of dividends received	4	8
Loss on extinguishment of debt	39	1
Other, net	84	33
Changes in operating assets and liabilities:
Accounts receivable, net	(431)	(87)
Inventories	(167)	(69)
Accounts payable	306	(22)
Other, net	(104)	(17)
Pension contributions	(65)	(42)
Net cash provided by operating activities	1,070	1,168
Cash flows from investing activities:
Capital expenditures	(512)	(563)
Proceeds from sale of property / investments	24	18
Cost of business and technology acquisitions, net of cash acquired	(10)	—
Decrease (increase) in restricted cash	3	(2)
Acquisition of minority held shares	—	(16)
Dividends from equity method investments in excess of earnings	—	37
Net cash used in investing activities	(495)	(526)
Cash flows from financing activities:
Decrease in short and long-term debt, net	(80)	(21)
Dividend payments of consolidated affiliates to minority shareholders	(26)	(39)
Repurchase of ordinary shares	(353)	(300)
Distribution of cash dividends	(159)	—
Taxes withheld and paid on employees' restricted share awards	(14)	—
Net cash used in financing activities	(632)	(360)
Effect of exchange rate fluctuations on cash and cash equivalents	5	(11)
(Decrease) increase in cash and cash equivalents	(52)	271
Cash and cash equivalents at beginning of period	1,105	1,363
Cash and cash equivalents at end of period	$1,053	$1,634

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
FOOTNOTES
(unaudited)

1. Segment Summary

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013	2012	%	2013	2012	%
	(in millions)			(in millions)
Net sales
Electrical/Electronic Architecture	$1,956	$1,607	22%	$5,921	$5,049	17%
Powertrain Systems	1,048	1,087	(4)%	3,316	3,597	(8)%
Electronics and Safety	705	648	9%	2,123	2,092	1%
Thermal Systems	364	374	(3)%	1,097	1,192	(8)%
Eliminations and Other (a)	(56)	(53)		(176)	(178)
Net sales	$4,017	$3,663		$12,281	$11,752

Adjusted EBITDA
Electrical/Electronic Architecture	$309	$211	46%	$919	$714	29%
Powertrain Systems	142	169	(16)%	494	575	(14)%
Electronics and Safety	100	79	27%	297	272	9%
Thermal Systems	15	24	(38)%	63	95	(34)%
Eliminations and Other (a)	—	—		—	—
Adjusted EBITDA	$566	$483		$1,773	$1,656

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Delphi for the three and nine months ended September 30, 2013 and 2012:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	309.68	320.93	312.08	325.00
Dilutive shares related to RSUs	0.94	0.35	0.79	0.28
Weighted average ordinary shares outstanding, including dilutive shares	310.62	321.28	312.87	325.28
Net income per share attributable to Delphi:
Basic	$0.88	$0.84	$2.93	$2.89
Diluted	$0.87	$0.84	$2.92	$2.89

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including "Adjusted EBITDA", "Adjusted Operating Income", "Adjusted Net Income", "Adjusted Net Income per Share" and "cash flow before financing". Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company's performance which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions. Adjusted EBITDA is defined as net income (loss) before depreciation and amortization (including long-lived asset and goodwill impairment), interest expense, other income (expense), net, income tax expense, restructuring, acquisition integration costs and equity income (loss), net of tax. Not all companies use identical calculations of Adjusted EBITDA therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2013 guidance was determined using a consistent manner and methodology.

Consolidated Adjusted EBITDA
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(in millions)
Net income attributable to Delphi	$271	$269	$914	$941
Income tax expense	72	52	182	227
Interest expense	34	32	106	100
Other (income) expense, net	(4)	(3)	25	(15)
Noncontrolling interest	22	23	66	64
Equity income, net of tax	(8)	(6)	(26)	(18)
Operating income	387	367	1,267	1,299
Depreciation and amortization	138	113	401	340
EBITDA	$525	$480	$1,668	$1,639
Restructuring	37	3	95	17
Other acquisition-related costs	4	—	10	—
Adjusted EBITDA	$566	$483	$1,773	$1,656

Exhibit 99.1

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company's performance. Adjusted Operating Income is defined as net income (loss) before interest expense, other income (expense), net, income tax expense, restructuring, acquisition integration costs and equity income (loss), net of tax. Not all companies use identical calculations of Adjusted Operating Income therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2013 guidance was determined using a consistent manner and methodology.

Consolidated Adjusted Operating Income
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(in millions)
Net income attributable to Delphi	$271	$269	$914	$941
Income tax expense	72	52	182	227
Interest expense	34	32	106	100
Other (income) expense, net	(4)	(3)	25	(15)
Noncontrolling interest	22	23	66	64
Equity income, net of tax	(8)	(6)	(26)	(18)
Operating income	387	367	1,267	1,299
Restructuring	37	3	95	17
Other acquisition-related costs	4	—	10	—
Adjusted Operating Income	$428	$370	$1,372	$1,316

Exhibit 99.1

Segment Adjusted EBITDA
(in millions)
Three Months Ended September 30, 2013	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$237	$86	$62	$2	$—	$387
Depreciation and amortization	61	48	19	10	—	138
EBITDA	$298	$134	$81	$12	$—	$525
Restructuring	7	8	19	3	—	37
Other acquisition-related costs	4	—	—	—	—	4
Adjusted EBITDA	$309	$142	$100	$15	$—	$566

Three Months Ended September 30, 2012	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$171	$125	$58	$13	$—	$367
Depreciation and amortization	39	44	20	10	—	113
EBITDA	$210	$169	$78	$23	$—	$480
Restructuring	1	—	1	1	—	3
Other acquisition-related costs	—	—	—	—	—	—
Adjusted EBITDA	$211	$169	$79	$24	$—	$483

Nine Months Ended September 30, 2013	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$709	$334	$198	$26	$—	$1,267
Depreciation and amortization	174	140	55	32	—	401
EBITDA	$883	$474	$253	$58	$—	$1,668
Restructuring	26	20	44	5	—	95
Other acquisition-related costs	10	—	—	—	—	10
Adjusted EBITDA	$919	$494	$297	$63	$—	$1,773

Nine Months Ended September 30, 2012	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$596	$437	$207	$59	$—	$1,299
Depreciation and amortization	112	134	62	32	—	340
EBITDA	$708	$571	$269	$91	$—	$1,639
Restructuring	6	4	3	4	—	17
Other acquisition-related costs	—	—	—	—	—	—
Adjusted EBITDA	$714	$575	$272	$95	$—	$1,656

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(unaudited)

Adjusted Net Income and Adjusted Net Income Per Share: Management believes adjusted net income and adjusted net income per share, which are non-GAAP measures, are useful in evaluating the ongoing operating performance of the Company.

	Three Months Ended			Three Months Ended
	September 30, 2013			September 30, 2013
	Actual	Adjustments		Adjusted
	(in millions, except per share amounts)
Net sales	$4,017			$4,017
Operating expenses:
Cost of sales	3,338	(4)	(a)	3,334
Selling, general and administrative	228			228
Amortization	27			27
Restructuring	37	(37)	(b)	—
Total operating expenses	3,630	(41)		3,589
Operating income	387	41		428
Interest expense	(34)			(34)
Other income, net	4	—		4
Income before income taxes and equity income	357	41		398
Income tax expense	(72)	(10)	(c)	(82)
Income before equity income	285	31		316
Equity income, net of tax	8			8
Net income	293	31		324
Net income attributable to noncontrolling interest	22			22
Net income attributable to Delphi	$271	$31		$302
Diluted net income per share:
Diluted net income per share attributable to Delphi	$0.87			$0.97
Weighted average number of diluted shares outstanding	310.62			310.62

(a)	Represents the elimination of acquisition-related integration costs.
(b)	Represents the elimination of restructuring charges.
(c)
Represents the income tax impacts of the adjustments made for restructuring charges and acquisition-related integration costs, by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(unaudited)

Adjusted Net Income and Adjusted Net Income Per Share: Management believes adjusted net income and adjusted net income per share, which are non-GAAP measures, are useful in evaluating the ongoing operating performance of the Company.

	Nine Months Ended			Nine Months Ended
	September 30, 2013			September 30, 2013
	Actual	Adjustments		Adjusted
	(in millions, except per share amounts)
Net sales	$12,281			$12,281
Operating expenses:
Cost of sales	10,141	(8)	(a)	10,133
Selling, general and administrative	699	(2)	(a)	697
Amortization	79			79
Restructuring	95	(95)	(b)	—
Total operating expenses	11,014	(105)		10,909
Operating income	1,267	105		1,372
Interest expense	(106)			(106)
Other (expense) income, net	(25)	39	(c)	14
Income before income taxes and equity income	1,136	144		1,280
Income tax expense	(182)	(32)	(d)	(214)
Income before equity income	954	112		1,066
Equity income, net of tax	26			26
Net income	980	112		1,092
Net income attributable to noncontrolling interest	66			66
Net income attributable to Delphi	$914	$112		$1,026
Diluted net income per share:
Diluted net income per share attributable to Delphi	$2.92			$3.28
Weighted average number of diluted shares outstanding	312.87			312.87

(a)	Represents the elimination of acquisition-related integration costs.
(b)	Represents the elimination of restructuring charges.
(c)	Represents the elimination of debt extinguishment costs.
(d)
Represents the income tax impacts of the adjustments made for restructuring charges, acquisition-related integration costs and debt extinguishment costs by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(unaudited)

Adjusted Net Income and Adjusted Net Income Per Share: Management believes adjusted net income and adjusted net income per share, which are non-GAAP measures, are useful in evaluating the ongoing operating performance of the Company.

	Three Months Ended			Three Months Ended
	September 30, 2012			September 30, 2012
	Actual	Adjustments		Adjusted
	(in millions, except per share amounts)
Net sales	$3,663			$3,663
Operating expenses:
Cost of sales	3,058			3,058
Selling, general and administrative	215			215
Amortization	20			20
Restructuring	3	(3)	(a)	—
Total operating expenses	3,296	(3)		3,293
Operating income	367	3		370
Interest expense	(32)			(32)
Other income, net	3	1	(b)	4
Income before income taxes and equity income	338	4		342
Income tax expense	(52)	(2)	(c)	(54)
Income before equity income	286	2		288
Equity income, net of tax	6			6
Net income	292	2		294
Net income attributable to noncontrolling interest	23			23
Net income attributable to Delphi	$269	$2		$271
Diluted net income per share:
Diluted net income per share attributable to Delphi	$0.84			$0.84
Weighted average number of diluted shares outstanding	321.28			321.28

(a)	Represents the elimination of restructuring charges.
(b)	Represents the elimination of debt extinguishment costs.
(c)
Represents the income tax impacts of the adjustments made for restructuring charges and debt extinguishment costs by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(unaudited)

Adjusted Net Income and Adjusted Net Income Per Share: Management believes adjusted net income and adjusted net income per share, which are non-GAAP measures, are useful in evaluating the ongoing operating performance of the Company.

	Nine Months Ended			Nine Months Ended
	September 30, 2012			September 30, 2012
	Actual	Adjustments		Adjusted
	(in millions, except per share amounts)
Net sales	$11,752			$11,752
Operating expenses:
Cost of sales	9,703			9,703
Selling, general and administrative	673			673
Amortization	60			60
Restructuring	17	(17)	(a)	—
Total operating expenses	10,453	(17)		10,436
Operating income	1,299	17		1,316
Interest expense	(100)			(100)
Other income, net	15	1	(b)	16
Income before income taxes and equity income	1,214	18		1,232
Income tax expense	(227)	(5)	(c)	(232)
Income before equity income	987	13		1,000
Equity income, net of tax	18			18
Net income	1,005	13		1,018
Net income attributable to noncontrolling interest	64			64
Net income attributable to Delphi	$941	$13		$954
Diluted net income per share:
Diluted net income per share attributable to Delphi	$2.89			$2.93
Weighted average number of diluted shares outstanding	325.28			325.28

(a)	Represents the elimination of restructuring charges.
(b)	Represents the elimination of debt extinguishment costs.
(c)
Represents the income tax impacts of the adjustments made for restructuring charges and debt extinguishment costs, by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Exhibit 99.1

Cash flow before financing: Cash flow before financing is presented as a supplemental measure of the Company's liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions. Cash flow before financing is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities. Not all companies use identical calculations of cash flow before financing therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2013 guidance was determined using a consistent manner and methodology.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(in millions)		(in millions)
Cash flows from operating activities:
Net income	$293	$292	$980	$1,005
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	138	113	401	340
Working capital	(49)	(14)	(292)	(178)
Pension contributions	(24)	(16)	(65)	(42)
Other, net	40	39	46	43
Net cash provided by operating activities	398	414	1,070	1,168

Cash flows from investing activities:
Capital expenditures	(176)	(163)	(512)	(563)
Other, net	8	3	17	37
Net cash used in investing activities	(168)	(160)	(495)	(526)

Cash flow before financing	$230	$254	$575	$642

INVESTOR CONTACT:
Jessica Holscott - 248.813.2312
jessica.holscott@delphi.com
or
MEDIA CONTACT:
Carrie Wright - 248.813.2932
carrie.wright@delphi.com